UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2006

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Crews Road, Suite J Matthews, North Carolina	28106
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2006, the Board of Directors (the “Board”) of PokerTek, Inc. (the “Company”) entered into a Board Member Agreement and a Non-Employee Director Stock Option Agreement with a newly appointed non-executive director, Joseph J. Lahti, that established his compensation for service as a member of the Board as follows: (i) an annual fee of $50,000, payable on a quarterly basis; and (ii) a one-time grant of a nonqualified option for 50,000 shares of the Company’s common stock, no par value, at the closing market price of the Company’s common stock on March 31, 2006. Pursuant to the Non-Employee Director Stock Option Agreement, the option has a 10-year term and the shares of the Company’s common stock subject to option will vest 5% per quarter, with the first 5% installment becoming exercisable on June 30, 2006. In addition, pursuant to the Board Member Agreement: (i) Mr. Lahti agreed to certain representations and covenants relating to non-disclosure of certain information and restrictions on activities relating to the marketing and distribution of certain poker tables; and (ii) the Company will reimburse all expenses incurred by Mr. Lahti in the course of the performance of his duties as a director that are approved, in advance, by the Company.

The description of each of the Board Member Agreement and the Form of Non-Employee Director Stock Option Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the copy of the Board Member Agreement and the Non-Employee Director Stock Option Agreement filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2006, the Company’s Board, upon the recommendation of the Board’s Nominating and Governance Committee, appointed Joseph J. Lahti to serve as a director. Mr. Lahti’s appointment was effective upon his acceptance of the position on March 2, 2006 and will continue until the 2006 annual meeting of the Company’s shareholders or until his prior death, resignation, removal or disqualification or until there is a decrease in the number of directors. Mr. Lahti, the former president, chief executive officer and chairman of the board of Shuffle Master, Inc., a gaming supply company for the casino industry, was appointed by the Board to serve as a member of the Board’s Audit and Compensation Committees.

A copy of the Company’s press release announcing Mr. Lahti’s appointment is attached as Exhibit 99.3 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Board Member Agreement

99.2	Form Of Non-Employee Director Stock Option Agreement

99.3	Press release dated March 6, 2006 announcing the appointment of Joseph J. Lahti as a director of PokerTek, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2006	POKERTEK, INC.

	By:	/s/ Christopher Daniels
Christopher Daniels, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Board Member Agreement

99.2	Form of Non-Employee Director Stock Option Agreement

99.3	Press release dated March 6, 2006 announcing the appointment of Joseph J. Lahti as a director of PokerTek, Inc.

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